
PEDIATRIC CENTER





1Q14 | Supplemental Information

HEALTHCARE REIT™

Table of Contents

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Portfolio Composition[1]

	Age	Properties		Investment Balance	% of Total		Committed Balance	Beds / Units / Square Feet		Per Bed / Unit / Square Foot
Seniors housing triple-net	12	377	$	5,649,464	25.6%	$	5,755,230	35,452	$	162,339
Skilled nursing/post-acute	25	245		3,230,351	14.6%		3,265,098	31,546		103,503
Seniors housing operating	13	334		8,527,562	38.7%		8,536,657	38,064		245,753
Hospital	14	33		882,939	4.0%		882,939	2,076		425,308
Medical office	11	216		3,444,132	15.6%		3,517,527	14,418,766		248
Life science	15	7		323,158	1.5%		323,149	1,188,346		555
Total	**14**	**1,212**	**$**	**22,057,606**	**100.0%**	**$**	**22,280,600**			

	Bed / Unit Mix				
	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Total
Seniors housing triple-net	10,138	18,156	6,087	1,071	35,452
Skilled nursing/post-acute	-	714	205	30,627	31,546
Seniors housing operating	17,183	13,408	7,293	180	38,064
Total	27,321	32,278	13,585	31,878	105,062

NOI Performance[1]

	Same Store[2]					Total Portfolio			
	Properties		1Q13 Cash NOI	1Q14 Cash NOI	% Change	Properties		Annualized NAV NOI[3]	% of Total
Seniors housing triple-net[4]	273	$	84,511	87,276	3.3%	377	$	481,496	27.0%
Skilled nursing/post-acute[4]	227		74,957	77,233	3.0%	245		323,516	18.2%
Seniors housing operating	270		119,717	129,441	8.1%	334		604,752	34.0%
Hospitals[4]	24		19,254	19,637	2.0%	33		88,716	5.0%
Medical office	180		56,146	57,011	1.5%	216		253,988	14.3%
Life science	7		6,918	6,670	-3.6%	7		26,680	1.5%
Total	**981**	**$**	**361,503 $**	**377,268**	**4.4%**	**1,212**	**$**	**1,779,148**	**100.0%**

Portfolio Performance[1]

				Facility Revenue Mix			
Stable Portfolio[5]	Occupancy	EBITDAR Coverage[6]	EBITDARM Coverage[6]	Private Pay	Medicaid	Medicare	Other Government[7]
Seniors housing triple-net	89.3%	1.14x	1.32x	88.7%	5.2%	5.3%	0.8%
Skilled nursing/post-acute	87.8%	1.34x	1.71x	22.6%	49.7%	27.7%	0.0%
Seniors housing operating	89.8%	n/a	n/a	98.0%	0.2%	0.3%	1.5%
Hospital	60.2%	1.99x	2.32x	34.8%	4.4%	60.8%	0.0%
Medical office	94.3%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Life science	95.0%	n/a	n/a	100.0%	0.0%	0.0%	0.0%
Total		**1.29x**	**1.56x**	**86.8%**	**6.7%**	**5.5%**	**1.0%**

Notes:

(1) Includes unconsolidated joint ventures.

(2) Excludes entrance fee portfolio. See page 26 for reconciliation.

(3) See page 25 for reconciliation.

(4) Same store cash NOI for these property types represents rent/interest cash receipts excluding the impact of lease or loan basis changes (e.g., rent-producing capital improvement additions for leases and principal draws or paydowns for loans).

(5) Data as of March 31, 2014 for seniors housing operating, medical office and life science and December 31, 2013 for remaining asset types. Excludes assets transitioned less than 12 months prior as well as assets disposed of subsequent to December 31, 2013.

(6) Represents trailing twelve month coverage metrics.

(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

(dollars in thousands at HCN pro rata ownership)

Investment Balance Diversification

By Partner:	Total Properties	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science	Total	% of Total
Sunrise Senior Living	126	$ -	$ -	$ 4,021,961	$ -	$ -	$ 4,021,961	18.2%
Genesis HealthCare	178	58,076	2,615,313	-	-	-	2,673,389	12.1%
Benchmark Senior Living	39	25,054	-	863,330	-	-	888,384	4.0%
Revera	47	-	-	836,893	-	-	836,893	3.8%
Emeritus Senior Living	59	813,688	-	-	-	-	813,688	3.7%
Belmont Village	19	-	-	799,710	-	-	799,710	3.6%
Brandywine Senior Living	27	741,456	-	-	-	-	741,456	3.4%
Senior Lifestyle	34	720,222	-	-	-	-	720,222	3.3%
Brookdale Senior Living	87	306,836	-	251,426	-	-	558,262	2.5%
Chartwell Retirement Residences	42	-	-	426,756	-	-	426,756	1.9%
Remaining	554	2,984,132	615,038	1,327,486	882,939	3,767,290	9,576,885	43.5%
Total	**1,212**	**$ 5,649,464**	**$ 3,230,351**	**$ 8,527,562**	**$ 882,939**	**$ 3,767,290**	**$ 22,057,606**	**100.0%**

NOI Diversification(1)

	Total Properties	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Seniors Housing Operating	Hospital	Medical Office & Life Science	Total	% of Total
By Country:								
United States	1,073	$ 123,135	$ 90,088	$ 98,943	$ 24,915	$ 73,603	$ 410,699(2)	88.0%
Canada	92	-	-	25,076	-	-	25,076	5.4%
United Kingdom	47	6,396	-	24,292	-	-	30,688	6.6%
Total	**1,212**	**$ 129,531**	**$ 90,088**	**$ 148,311**	**$ 24,915**	**$ 73,603**	**$ 466,463**	**100.0%**
By MSA:								
New York	58	$ 14,354	$ 6,011	$ 10,000	$ -	$ 1,127	$ 31,492	6.8%
Philadelphia	52	6,427	12,905	1,237	1,032	5,277	26,878	5.8%
Boston	43	801	5,280	7,351	-	7,135	20,567	4.4%
Greater London	18	1,547	-	15,359	-	-	16,906	3.6%
Dallas	43	4,425	-	2,813	879	6,214	14,331	3.1%
Chicago	32	6,541	271	6,269	320	421	13,822	3.0%
Los Angeles	34	678	-	12,434	-	2,035	15,147	3.2%
Seattle	24	6,776	-	3,133	-	3,009	12,918	2.8%
Washington D.C.	25	1,342	4,616	3,951	-	219	10,128	2.2%
Houston	31	607	2,344	2,331	1,220	4,352	10,854	2.3%
Riverside	8	616	-	283	5,833	992	7,724	1.7%
Milwaukee	17	2,322	-	-	1,056	4,144	7,522	1.6%
Miami	31	2,506	450	-	-	4,247	7,203	1.5%
Atlanta	23	2,165	-	1,778	-	3,163	7,106	1.5%
Toronto	17	-	-	5,157	-	-	5,157	1.1%
Baltimore	16	-	4,314	-	-	354	4,668	1.0%
Kansas City	14	1,467	226	2,144	-	1,352	5,189	1.1%
Providence	10	-	3,234	1,739	-	-	4,973	1.1%
Minneapolis	13	845	-	1,713	-	1,636	4,194	0.9%
San Diego	10	-	-	5,291	622	-	5,913	1.3%
Remaining	693	76,112	50,437	65,328	13,953	27,926	233,771(2)	50.0%
Total	**1,212**	**$ 129,531**	**$ 90,088**	**$ 148,311**	**$ 24,915**	**$ 73,603**	**$ 466,463**	**100.0%**

Notes:

(1) Represents NOI including discontinued operations for the three months ended March 31, 2014, including joint ventures.

(2) Includes $15,000 of other corporate income.

Top Ten Operating Partner Descriptions

Sunrise Senior Living, located in McLean, VA, is a privately held company that operates 292 premium private pay seniors housing communities with over 26,480 units in the United States, Canada, and the United Kingdom. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/2014, the HCN portfolio consisted of 126 private pay seniors housing facilities with an investment balance of $4.0 billion.

Genesis HealthCare, located in Kennett Square, PA, is a privately held company that is the nation's largest skilled nursing care provider with more than 400 skilled nursing centers and assisted living residences in 28 states nationwide. Genesis also provides rehabilitation therapy to over 1,500 healthcare providers in 45 states. As of 3/31/2014, the HCN portfolio consisted of 178 facilities in 16 states with an investment balance of $2.7 billion.

Benchmark Senior Living, located in Wellesley, MA, is a privately held company that operates 50 premium private pay seniors housing facilities with approximately 4,000 residents with a concentration in New England. As of 3/31/2014, the HCN portfolio consisted of 39 private pay seniors housing facilities in six states with an investment balance of $888 million.

Revera, headquartered in Mississauga, Ontario, is owned by Canada's Public Sector Pension Investment Board and is the second largest seniors housing operator in Canada. The company operates over 200 seniors housing and long-term care facilities in Canada and the United States. As of 3/31/2014, the HCN portfolio consisted of 47 private pay seniors housing facilities located across five Canadian Provinces with an investment balance of $837 million.

Emeritus Senior Living (NYSE:ESC), located in Seattle, WA, is a publicly traded company that provides independent living, assisted living, memory care, skilled nursing, home health and rehab services. The company operates 512 seniors housing facilities in 44 states with the ability to serve approximately 54,000 residents. As of 3/31/2014, the HCN portfolio consisted of 59 private pay seniors housing facilities in 19 states with an investment balance of $814 million.

Belmont Village, located in Houston, TX, is a privately held company that operates 24 premium private pay seniors housing facilities in seven states. The portfolio is concentrated in infill locations in major metro markets. As of 3/31/2014, the HCN portfolio consisted of 19 private pay seniors housing facilities in six states with an investment balance of $800 million.

Brandywine Senior Living, located in Mount Laurel, NJ, is a privately held company that operates 27 premium private pay seniors housing facilities with over 2,500 units in five states with a concentration in infill markets in the Mid-Atlantic. As of 3/31/2014, the HCN portfolio consisted of 27 private pay seniors housing facilities in five states with an investment balance of $741 million.

Senior Lifestyle, located in Chicago, IL is a privately held company that operates premium private pay communities across the full spectrum of independent living, assisted living, rehabilitation, skilled nursing, memory care and continuing care in metro markets across the United States. The company operates 107 facilities in 21 states. As of 3/31/2014, the HCN portfolio consisted of 34 private pay seniors housing facilities in eight states with an investment balance of $720 million.

Brookdale Senior Living (NYSE:BKD), located in Brentwood, TN, is a publicly traded company that provides independent living, assisted living, memory care and rehab services. The company operates 649 seniors housing facilities in 36 states with the ability to serve approximately 67,000 residents. As of 3/31/2014, the HCN portfolio consisted of 87 seniors housing facilities in 19 states with an investment balance of $558 million.

Chartwell Retirement Residences (TSX:CSH), is a publicly traded company located in Mississauga, Ontario, that operates 227 facilities in North America, and is the largest seniors housing operator in Canada. As of 3/31/2014, the HCN portfolio consisted of 42 private pay seniors housing facilities located across four Canadian Provinces with an investment balance of $427 million.

Portfolio Performance - Triple-Net Payment Coverage Stratification[1]

	EBITDARM Coverage						EBITDAR Coverage					
% of total HCN NOI	Seniors Housing Triple- net	Skilled Nursing/ Post- Acute	Hospital	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple- net	Skilled Nursing/ Post- Acute	Hospital	Total	Weighted Average Maturity	Number of Leases
<0.85x						-	1.1%	0.1%		1.1%	6	3
0.85x-0.95x						-	0.7%			0.7%	12	2
0.95x-1.05x	0.3%	0.1%		0.4%	12	3	7.6%			7.6%	11	6
1.05x-1.15x	8.2%			8.2%	11	6	0.8%			0.8%	13	3
1.15x-1.25x	0.8%			0.8%	13	2	4.1%	0.7%		4.8%	11	7
1.25x-1.35x	1.4%			1.4%	14	4		14.7%	0.6%	15.3%	16	2
>1.35x	8.8%	18.8%	3.4%	31.0%	13	27	5.2%	3.4%	2.8%	11.5%	10	19
Total	**19.5%**	**18.9%**	**3.4%**	**41.8%**	**13**	**42**	**19.5%**	**18.9%**	**3.4%**	**41.8%**	**13**	**42**


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDARM Coverage


40%
30%
20%
10%
0%
% NOI
<0.85x
0.85x - 0.95x
0.95x - 1.05x
1.05x - 1.15x
1.15x - 1.25x
1.25x - 1.35x
>1.35x
EBITDAR Coverage

Master Leases with EBITDAR Coverage < 0.95x

Investment Type	Unit Types	EBITDARM Coverage	EBITDAR Coverage	% of Total NOI	Current on Rent[2]	Subordinated Management Fees	Guaranty	Letter of Credit / Security Deposit	Targeted Disposition
Skilled nursing/post-acute	NF	1.02x	0.68x	0.1%	X	X	X		
Seniors housing triple-net	IL / AL / NF	1.06x	0.75x	0.9%	X	X	X		X
Seniors housing triple-net	IL / AL / DEM / NF	0.98x	0.81x	0.1%	X	X	X	X	
Seniors housing triple-net	IL / AL / DEM	1.02x	0.87x	0.2%	X	X			
Seniors housing triple-net	AL / DEM	1.07x	0.94x	0.5%	X	X	X	X	

Notes:

(1) Represents trailing twelve month coverage metrics as of December 31, 2013. Annualized NOI is detailed on pg. 25. Agreements included represent 80% of total seniors housing triple-net, skilled nursing/post-acute and hospital NOI. Agreements with mixed units use the predominant type based on investment balance, and agreements with cross-default protection are represented as one agreement, including agreements that will be added to a master lease upon third party debt repayment. Excludes assets transitioned in the last 12 months. Excludes assets disposed of subsequent to December 31, 2013.

(2) Rent is current if < 90 days outstanding as of March 31, 2014.

(dollars in thousands at HCN pro rata ownership)

Seniors Housing Operating

Total Performance	1Q13	2Q13	3Q13	4Q13	1Q14
Properties	310	357	320	323	334
Average age (years)	11	14	13	13	13
Beds/Units	34,886	39,927	35,645	35,958	38,064
Investment balance	$ 7,279,750	$ 8,076,902	$ 8,270,702	$ 8,235,846	$ 8,527,562
Total occupancy	88.7%	88.5%	89.1%	89.4%	89.1%
Total revenues[1]	$ 357,260	$ 397,270	$ 457,698	$ 448,513	$ 456,365
Operating expenses	$ 244,943	$ 267,559	$ 304,964	$ 301,814	$ 308,054
NOI	$ 112,317	$ 129,711	$ 152,733	$ 146,699	$ 148,311
Total cap-ex/TI/LC	$ 8,433	$ 13,023	$ 13,888	$ 11,263	$ 9,243
REVPOR[2]	$ 5,546	$ 5,755	$ 6,231	$ 6,316	$ 6,495

Same Store Performance[3]	1Q13	2Q13	3Q13	4Q13	1Q14
Properties	270	270	270	270	270
Occupancy	87.9%	87.7%	88.5%	89.0%	88.6%
Cash revenues	$ 384,709	396,662	396,061	403,838	406,647
Cash operating expenses	$ 264,992	269,815	264,757	272,005	277,206
Cash NOI	$ 119,717	126,847	131,304	131,833	129,441
Year-over-year growth rate					8.1%
TTM capex percentage of NOI					9.1%

Secured Debt	Amount	Blended Interest Rate	Weighted Average Maturity
Consolidated principal balance (pro rata)	$ 1,441,187	4.6%	5.3
Unconsolidated principal balance (pro rata)	$ 388,294	4.9%	2.8

Quality Indicators	US Benchmark	1Q14
% Located East & West Coast + Top 31 MSA[4]		92.4%
Revenue/Occupied Room/Month (REVPOR)	$ 4,340[5]	$ 6,495
Average Housing Value[6]	$ 249,177	$ 433,739

Ownership Diversification	Investment Balance	Properties	Beds / Units	HCN Ownership %
Sunrise Senior Living	$ 4,021,961	126	9,979	99.4%
Revera	836,893	47	5,048	75.0%
Benchmark Senior Living	863,330	37	3,276	95.0%
Belmont Village	799,710	19	2,614	95.0%
Chartwell Retirement Residences	426,756	42	8,173	54.4%
Senior Resource Group	386,443	10	2,008	46.8%
Senior Star Living	378,050	10	1,981	90.0%
Merrill Gardens	319,473	10	1,428	80.0%
Brookdale Senior Living	251,426	13	1,799	80.0%
Silverado Senior Living	243,520	20	1,758	95.1%
Total	$ 8,527,562	334	38,064	86.0%

Notes:

(1) Includes interest income of $757,000 related to Sunrise Loan in 1Q13.

(2) U.S. properties only. See page 24 for reconciliations.

(3) Represents those properties in the portfolio for 15 months preceding the end of the portfolio performance period. Results include eight days of NOI for the Sunrise properties that HCN purchased on 1/9/2013. All dollars are reported at HCN's ownership percentage. Results of Canadian properties translated at a USD/CAD rate of 1.01 and UK properties at a GBP/USD rate of 1.60.

(4) Percentage of investment balance for U.S. properties located in a top 31 metropolitan statistical area or on the east or west coast.

(5) Source: NIC (National Investment Center).

(6) HCN average housing values based on a three mile radius of each site location. Core Based Statistical Area (CBSA) data from Nielsen & Co. used to calculate the radius to the locations and the average value.

(dollars in thousands at HCN pro rata ownership)

Medical Office Buildings

Portfolio Composition	Properties	Square Feet	Investment Balance	Total Revenues	Operating Expenses	NOI	Age	Occupancy
Health system-affiliated	175	12,449,137	$ 3,062,091	$ 90,970	$ 29,817	$ 61,153	11	95.0%
Unaffiliated	21	885,576	221,981	5,955	2,398	3,557	16	84.3%
Subtotal	196	13,334,713	3,284,072	96,925	32,215	64,710	11	94.3%
Equity investment	6	405,414	42,553	1,179	294	885		
Development	5	386,680	38,038	-	-	-		
Loans	5	291,959	58,276	873	-	873		
Land	4	-	21,193	-	-	-		
Total	216	14,418,766	$ 3,444,132	$ 98,977	$ 32,509	$ 66,468		

Total Performance(1)	1Q13	2Q13	3Q13	4Q13	1Q14
Properties	181	182	184	194	196
Square feet	12,243,520	12,279,995	12,469,054	13,140,390	13,334,713
Investment balance	$ 3,105,212	$ 3,086,498	$ 3,117,993	$ 3,270,986	$ 3,284,072
Occupancy	94.6%	94.6%	94.3%	94.5%	94.3%
Total revenue	$ 87,880	$ 88,171	$ 88,345	$ 90,939	$ 96,925
Operating expenses	$ 27,286	$ 28,103	$ 29,256	$ 28,748	$ 32,215
NOI from continuing operations	$ 60,594	$ 60,068	$ 59,089	$ 62,191	$ 64,710
Total cap-ex/TI/LC	$ 3,356	$ 2,581	$ 4,283	$ 8,950	$ 3,247
Revenues per square foot(2)	$ 29.25	$ 29.26	$ 28.87	$ 28.18	$ 29.59
NOI per square foot(2)	$ 20.17	$ 19.94	$ 19.31	$ 19.27	$ 19.75
Capex per square foot(2)	$ 1.12	$ 0.86	$ 1.40	$ 2.77	$ 0.99
Retained (square feet)(3)	601,168	642,392	658,609	612,471	564,761
Expired (square feet)(3)	766,518	810,277	870,892	784,019	730,813
Retention rate(3)	78.4%	79.3%	75.6%	78.1%	77.3%

Same Store Performance(1)	1Q13	2Q13	3Q13	4Q13	1Q14
Properties	180	180	180	180	180
Square feet	12,122,687	12,122,687	12,122,687	12,122,687	12,122,687
Investment balance	$ 3,040,894	$ 3,018,004	$ 2,989,011	$ 2,965,788	$ 2,937,376
Occupancy	94.5%	94.5%	94.2%	94.4%	94.3%
Cash revenues	$ 82,865	$ 82,296	$ 83,223	$ 83,674	$ 85,241
Cash operating expenses	$ 26,719	$ 26,105	$ 27,744	$ 27,032	$ 28,230
Cash NOI	$ 56,146	$ 56,191	$ 55,479	$ 56,642	$ 57,011
Year-over-year growth rate					1.5%

Expirations	2014	2015	2016	2017	2018	Thereafter
Square feet	465,971	632,337	776,593	1,151,313	849,075	9,459,424
% of portfolio	3.5%	4.7%	5.8%	8.6%	6.4%	71.0%

Notes:

(1) Results and forecasts include month-to-month and holdover leases and exclude mortgages, land, equity investments, discontinued operations and development properties.

(2) Annualized.

(3) Amounts represent trailing twelve months from the indicated quarter end.

(dollars in thousands, except per square foot, at HCN pro rata ownership)

Medical Office Buildings - Portfolio Diversification

By Tenant[1]	Square Feet	% of Total
Aurora Health Care	1,441,588	10.8%
Kelsey-Seybold	601,748	4.5%
Virtua	541,140	4.1%
Texas Health Resources	364,751	2.7%
SSM Healthcare	343,830	2.6%
Remaining Portfolio	10,041,656	75.3%
Total	**13,334,713**	**100.0%**

By State	Properties	Square Feet	% of Total	Committed Balance	Committed Balance per Square Foot
Texas	41	2,769,202	19.2%	$ 766,216	$ 277
Florida	35	1,597,600	11.1%	427,681	268
Wisconsin	18	1,441,588	10.0%	264,368	183
New Jersey	7	880,581	6.1%	235,549	267
Georgia	11	900,531	6.2%	181,841	202
California	9	642,826	4.5%	176,436	274
Washington	6	498,468	3.5%	166,200	333
Missouri	7	541,844	3.8%	156,227	288
Minnesota	7	569,251	3.9%	130,398	229
Indiana	5	419,969	2.9%	110,489	263
Remaining Portfolio	70	4,156,906	28.8%	902,122	217
Total	**216**	**14,418,766**	**100.0%**	**$ 3,517,527**	**$ 244**

Notes:

(1) Excludes mortgages, land, equity investments, discontinued operations and development properties.

(dollars in thousands at HCN pro rata ownership)

Life Science Buildings

Total Performance	1Q13	2Q13	3Q13	4Q13	1Q14
Properties	7	7	7	7	7
Average age (years)	14	15	15	15	15
Square feet	1,188,132	1,188,132	1,188,132	1,188,132	1,188,346
Investment balance	$ 328,629	$ 326,956	$ 324,643	$ 322,647	$ 323,158
Occupancy	97.9%	97.9%	97.9%	97.7%	95.0%
Total revenues	$ 11,408	$ 10,891	$ 11,241	$ 11,435	$ 10,977
Operating expenses	$ 4,032	$ 3,777	$ 3,577	$ 4,047	$ 3,842
NOI[1]	$ 7,376	$ 7,114	$ 7,664	$ 7,388	$ 7,135
Total cap-ex/TI/LC	$ 515	$ 136	$ 7	$ 335	$ -

Same Store Performance	1Q13	2Q13	3Q13	4Q13	1Q14
Properties	7	7	7	7	7
Cash revenues	$ 10,934	$ 10,428	$ 10,621	$ 10,899	$ 10,496
Cash operating expenses	$ 4,016	$ 3,761	$ 3,562	$ 4,031	$ 3,826
Cash NOI	$ 6,918	$ 6,667	$ 7,059	$ 6,868	$ 6,670
Year-over-year growth rate					-3.6%

Secured Debt[2]	Amount	Blended Interest Rate	Weighted Average Maturity
Unconsolidated principal balance	$ 167,935	4.6%	3.3

By Tenant	Square Feet	% of Total
Millennium (Takeda)	498,509	41.9%
Novartis	176,301	14.8%
Vertex	145,275	12.2%
Ariad Pharmaceuticals	126,509	10.6%
Brigham and Women's Hospital	125,096	10.5%
Genzyme	56,853	4.8%
Remaining portfolio	59,803	5.2%
Total[3]	**1,188,346**	**100.0%**

Notes:

(1) NOI includes amortization of below market rents and straight-line rent of $480,000 and non-cash expense of $16,000 for the three months ended March 31, 2014.

(2) Pro rata share of non-recourse debt to HCN, secured by the joint venture's assets.

(3) Excludes two parking garages consisting of 1,709 spaces included in the HCN/Forest City joint venture.

(dollars in thousands at HCN pro rata ownership)

Development Activity

	Projects	Beds / Units / Square Feet	CIP Balance at 12/31/13	2014 YTD Funding	2014 YTD Conversions	CIP Balance at 3/31/14
Development Properties						
Seniors housing triple-net	6	469	$ 26,262	$ 10,980	$ (8,481)	$ 28,761
Skilled nursing/post-acute	4	488	57,912	8,141	-	66,053
Medical office	8	580,960	42,604	38,237	(42,799)	38,042
Sub-total	**18**		**126,778**	**57,358**	**(51,280)**	**132,856**
Expansion Projects						
Seniors housing triple-net	11	191	5,462	5,536	(921)	10,077
Seniors housing operating	3	42	3,894	1,026	(3,337)	1,583
Hospital	1	16	4,951	-	(4,951)	-
Sub-total	**15**		**14,307**	**6,562**	**(9,209)**	**11,660**
Total	**33**		**$ 141,085**	**$ 63,920**	**$ (60,489)**	**$ 144,516**

Development Funding Projections

				Projected Future Funding			
	Projects	Beds / Units / Square Feet	Projected Yields(1)	2014 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Development Properties							
Seniors housing triple-net	5	424	8.0%	$ 54,663	$ 19,677	$ 74,340	$ 103,101
Skilled nursing/post-acute	4	488	9.5%	34,126	621	34,747	100,800
Medical office	6	386,680	7.8%	70,182	3,217	73,399	111,441
Sub-total	**15**		**8.4%**	**158,971**	**23,515**	**182,486**	**315,342**
Expansion Properties							
Seniors housing triple-net	11	191	8.0%	29,494	2,592	32,086	42,163
Senior housing operating	2	29	7.0%	9,567	-	9,567	11,150
Sub-total	**13**		**7.8%**	**39,061**	**2,592**	**41,653**	**53,313**
Total	**28**		**8.3%**	**$ 198,032**	**$ 26,107**	**$ 224,139**	**$ 368,655**

Development Project Conversion Estimates(2)

Quarterly Conversions

	Amount	Projected Yields(1)
1Q14 actual	$ 51,280	8.3%
2Q14 estimate	-	0.0%
3Q14 estimate	126,822	8.7%
4Q14 estimate	36,591	8.2%
1Q15 estimate	90,203	8.2%
2Q15 estimate	49,415	8.6%
3Q15 estimate	12,311	7.3%
Total	**$ 366,622**	**8.4%**

Annual Conversions

	Amount	Projected Yields(1)
2014 estimate	$ 214,693	8.5%
2015 estimate	151,929	8.3%
2016 estimate	-	-
2017 estimate	-	-
Total	**$ 366,622**	**8.4%**

Notes:

(1) Actual yields may be higher if the underlying market rates increase. MOBs represent stabilized yields.

(2) Excludes expansion projects.

(dollars in thousands at HCN pro rata ownership)

Development Projects Summary[1]

Seniors Housing Triple-Net

	Unit Mix							
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 3/31/14	Estimated Conversion
Burleson, TX	106	0	82	24	0	$ 13,900	$ 9,013	3Q14
Upper Providence, PA	96	0	74	22	0	29,030	8,542	4Q14
Mahwah, NJ	96	0	69	27	0	29,045	4,253	1Q15
Haddonfield, NJ	52	0	26	26	0	18,815	4,289	2Q15
Derby, England	74	0	37	37	0	12,311	2,664	3Q15
Subtotal	**424**	**-**	**288**	**136**	**-**	**$ 103,101**	**$ 28,761**	

Skilled Nursing/Post-Acute

	Unit Mix							
Facility	Total	Ind. Living	Assist. Living	Dem. Care	Skilled Nursing	Commitment Amount	Balance at 3/31/14	Estimated Conversion
Moorestown, NJ	124	-	-	-	124	$ 31,500	$ 27,054	3Q14
Gambrills, MD	110	-	-	-	110	19,700	17,889	3Q14
Frederick, MD	130	-	-	-	130	19,000	8,837	1Q15
Piscataway, NJ	124	-	-	-	124	30,600	12,273	2Q15
Subtotal	**488**	**-**	**-**	**-**	**488**	**$ 100,800**	**$ 66,053**	

Medical Office Buildings

Facility	Rentable Square Feet	Preleased %	Health System Affiliation	Commitment Amount	Balance at 3/31/14	Estimated Conversion
Clear Lake, TX	54,713	100%	Yes	$ 14,750	$ 7,615	3Q14
Burnsville, MN	123,857	73%	Yes	36,087	17,429	3Q14
Humble, TX	36,475	100%	Yes	10,885	3,540	3Q14
Bettendorf, IA	40,493	100%	Yes	7,561	1,551	4Q14
Houston, TX	51,057	100%	Yes	17,600	1,108	1Q15
Shenandoah, TX	80,085	100%	Yes	24,558	6,799	1Q15
Subtotal	**386,680**	**91%**		**$ 111,441**	**$ 38,042**	
Total Development Projects				**$ 315,342**	**$ 132,856**	

Notes:

(1) Excludes expansion projects.

(dollars in thousands at HCN pro rata ownership)

Unstabilized Properties[1]

	12/31/13 Properties	Stabilizations	Construction Conversions	Other[2]	3/31/14 Properties
Seniors housing triple-net	33	(3)	2	1	33
Skilled nursing/post-acute	3	0	0	0	3
Hospital	1	0	0	1	2
Total	**37**	**(3)**	**2**	**2**	**38**

	3/31/14 Properties	Beds / Units	Investment Balance	% of Total Investment
Seniors housing triple-net	33	3,756	$ 726,791	3.3%
Skilled nursing/post-acute	3	376	58,172	0.3%
Hospital	2	152	219,925	1.0%
Total	**38**	**4,284**	**$ 1,004,888**	**4.6%**

Occupancy

	12/31/13 Properties	Stabilizations	Construction Conversions	Acquisitions/ Expansions/ Dispositions	Progressions/ Reclassification	3/31/14 Properties
0% - 50%	10	0	1	1	0	12
50% - 70%	8	0	0	0	0	8
70% +	19	(3)	0	0	2	18
Total	**37**	**(3)**	**1**	**1**	**2**	**38**

	3/31/14 Properties	Months In Operation	Revenues	% of Total Revenues[3]	Investment Balance	% of Total Investment
0% - 50%	12	8	$ 17,706	0.5%	$ 203,928	0.9%
50% - 70%	8	29	13,821	0.4%	185,096	0.8%
70% +	18	27	51,788	1.6%	615,864	2.8%
Total	**38**	**22**	**$ 83,315**	**2.6%**	**$ 1,004,888**	**4.6%**

Notes:

(1) Includes entrance fee properties.

(2) Includes acquisitions, expansions, dispositions and reclassifications.

(3) Includes revenues annualized from amounts presented on page 25.

(dollars in millions at HCN pro rata ownership)

Relationship Investment History


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
2010
2011
2012
1Q13
2Q13
3Q13
4Q13
1Q14
Existing relationships
New relationships

Gross Investments

	2010	2011	2012	1Q13	2Q13	3Q13	4Q13	1Q14	Quarterly Average
Existing	$ 1,414	$ 1,775	$ 3,580	$ 2,611	$ 113	$ 1,000	$ 404	$ 156	$ 650
New	1,595	4,038	1,184	-	1,011	215	-	386	496
Total	$ 3,009	$ 5,813	$ 4,764	$ 2,611	$ 1,124	$ 1,215	$ 404	$ 542	$ 1,146
% Existing	47%	31%	75%	100%	10%	82%	100%	29%	57%

(dollars in thousands, except per bed / unit / square foot, at HCN pro rata ownership)

Gross Investment Activity

	First Quarter 2014					
	Properties	Beds / Units / Square Feet		Amount	Investment Per Bed / Unit / Square Foot	Yield
Real Property Acquisitions						
Seniors housing triple-net	1	39	units	$ 3,500	$ 89,744	7.5%
Skilled nursing/post-acute	1	108	beds	31,150	288,426	8.9%
Seniors housing operating	1	84	units	22,500	267,857	6.0%
Total acquisitions	**3**			**$ 57,150**		**7.7%**
Construction in Progress						
Development projects:						
Seniors housing triple-net	6	469	units	10,980		
Skilled nursing/post-acute	4	488	beds	8,141		
Medical office	8	580,960	sf	38,237		
Total development projects	**18**			**$ 57,358**		
Expansion projects:						
Seniors housing triple-net	11	191	units	5,536		
Seniors housing operating	3	42	units	1,026		
Total expansion projects	**14**			**$ 6,562**		
Total construction in progress	**32**			**$ 63,920**		
Investments in unconsolidated joint ventures				385,550		6.0%
Capital improvements to existing properties				5,877		7.7%
Loan advances				29,709		7.2%
Gross investments				**$ 542,206**		

(dollars in thousands at HCN pro rata ownership)

Investment Timing

	Acquisitions/ Joint Ventures	Yield	Loan Advances	Yield	Construction Conversions	Yield	Dispositions	Yield
Jan	$ -	0.0%	$ 8,019	7.7%	$ 25,399	8.5%	$ 500	0.0%
Feb	31,150	8.9%	7,787	7.0%	31,753	8.3%	-	0.0%
Mar	411,550	6.0%	13,903	7.0%	3,337	6.5%	-	0.0%
Total	**$ 442,700**	**6.2%**	**$ 29,709**	**7.2%**	**$ 60,489**	**8.3%**	**$ 500**	**0.0%**

Disposition Activity

	First Quarter 2014	
	Amount	% of Total
Seniors housing triple-net	$ -	0.0%
Skilled nursing/post-acute	-	0.0%
Seniors housing operating	-	0.0%
Hospital	-	0.0%
Medical office	-	0.0%
Real property dispositions	**$ -**	**0.0%**
Real estate loans receivable	500	100.0%
Total	**$ 500**	**100.0%**

Discontinued Operations

	First Quarter	
	2014[1]	2013
Revenues		
Rental income	$ 583	$ 6,788
Expenses		
Interest expense	123	1,896
Property operating expenses	-	865
Depreciation and amortization	-	2,434
Total expenses	123	5,195
Income/(loss) from discontinued operations, net	**$ 460**	**$ 1,593**

Notes:

(1) All first quarter 2014 activity is from skilled nursing facilities.

(dollars in thousands at HCN pro rata ownership)

Components of NAV

		Total
Annualized NAV NOI[1]		
Seniors housing operating[2]	$	604,752
Seniors housing triple-net		481,496
Skilled nursing /post-acute triple-net		323,516
Medical office		253,988
Hospitals		88,716
Life science		26,680
Total	$	1,779,148
Obligations		
Lines of credit	$	562,000
Senior unsecured notes[3]		7,418,374
Secured debt[3]		3,236,908
Capital lease obligations		84,371
Total Debt		11,301,653
Add (Subtract):		
Other liabilities (assets), net[4]		71,148
Cash and cash equivalents		(185,928)
Preferred stock		1,006,250
Net Obligations	$	12,193,123
Other Assets		
Land parcels	$	45,755
Real estate loans receivable	$	351,401
Development properties:[5]		
Current balance	$	144,516
Unfunded commitments		224,139
Committed balances	$	368,655
Avg. projected yield		8.3%
Avg. projected NOI	$	30,598
Diluted Shares Outstanding		290,917

Notes:

(1) See page 25 for reconciliation.

(2) Includes $6,919,000 attributable to our proportional share of income from unconsolidated management company investments.

(3) Amounts represent principal amounts due and do not include unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.

(4) Includes liabilities / (assets) that impact cash or NOI and excludes non-cash items such as follows:

Unearned revenues	$	144,149
Below/(above) market lease intangibles, net		49,744
Deferred taxes, net		24,684
Derivative liabilities		13,441
Straight-line rent receivable		(215,759)
In place lease intangibles, net		(38,605)
Other non-cash liabilities / (assets), net		29,206
Total non-cash liabilities/(assets), net	$	6,860

(5) See page 9.

(dollars in thousands at HCN pro rata ownership)

Net Operating Income[1]

	1Q13	2Q13	3Q13	4Q13	1Q14
Revenues:					
Seniors housing triple-net					
Rental income	$ 98,113	$ 100,134	$ 110,711	$ 123,690	$ 125,614
Interest income	3,991	3,605	3,269	3,513	3,815
Other income	185	173	755	218	102
Total revenues	102,289	103,912	114,735	127,421	129,531
Skilled nursing					
Rental income	87,105	88,682	87,502	88,101	88,444
Interest income	1,853	1,824	1,769	1,689	1,625
Other income	23	23	23	26	19
Total revenues	88,981	90,529	89,294	89,816	90,088
Seniors housing operating					
Resident fees and service	356,503	397,268	457,553	448,262	456,314
Interest income	757	-	-	-	-
Other income	-	2	144	251	51
Total revenues	357,260	397,270	457,697	448,513	456,365
Medical office					
Rental income	92,312	90,783	91,121	93,435	97,809
Interest income	1,120	861	844	858	873
Other income	395	647	447	420	295
Total revenues	93,827	92,291	92,412	94,713	98,977
Hospitals					
Rental income	20,062	22,088	21,148	23,019	22,854
Interest income	1,332	1,344	1,749	2,278	2,281
Other income	15	15	18	22	22
Total revenues	21,409	23,447	22,915	25,319	25,157
Life sciences					
Rental income	11,408	10,891	11,241	11,435	10,977
Non-segment/corporate					
Other income	81	164	32	19	15
Total					
Rental income	309,000	312,578	321,723	339,680	345,698
Resident fees and service	356,503	397,268	457,553	448,262	456,314
Interest income	9,053	7,634	7,631	8,338	8,594
Other income	699	1,024	1,419	956	504
Total revenues	**675,255**	**718,504**	**788,326**	**797,236**	**811,110**
Property operating expenses:					
Seniors housing operating	244,943	267,559	304,964	301,814	308,054
Medical office buildings	28,441	29,285	30,446	29,859	32,509
Hospitals	276	183	309	466	242
Life science	4,032	3,777	3,577	4,047	3,842
Total property operating expenses	**277,692**	**300,804**	**339,296**	**336,186**	**344,647**
Net operating income:					
Seniors housing triple-net	102,289	103,912	114,735	127,421	129,531
Skilled nursing	88,981	90,529	89,294	89,816	90,088
Seniors housing operating	112,317	129,711	152,733	146,699	148,311
Medical office buildings	65,386	63,006	61,966	64,854	66,468
Hospitals	21,133	23,264	22,606	24,853	24,915
Life science	7,376	7,114	7,664	7,388	7,135
Non-segment/corporate	81	164	32	19	15
Net operating income	**$ 397,563**	**$ 417,700**	**$ 449,030**	**$ 461,050**	**$ 466,463**

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 23. See pages 5, 6, 8, 14 and 26 for more information.

(dollars in thousands)

Leverage and EBITDA Reconciliations[(1)]

	Twelve Months Ended March 31, 2014	Three Months Ended March 31, 2014
Net income	$ 131,682	$ 65,200
Interest expense[(2)]	472,827	120,956
Income tax expense (benefit)	6,987	2,260
Depreciation and amortization[(2)]	920,156	233,318
Stock-based compensation	17,336	7,667
Provision for loan losses	2,110	-
Loss (gain) on extinguishment of debt	(749)	(148)
EBITDA	**$ 1,550,349**	**$ 429,253**
Transaction costs	68,372	952
Loss / (gain) on sales of properties	33,354	-
Loss / (gain) on derivatives	2,162	-
Timing adjustments[(3)]	27,146	4,842
Adjustments	**131,034**	**5,794**
Adjusted EBITDA	**$ 1,681,383**	**$ 435,047**
Interest Coverage Ratios		
Interest expense[(2)]	$ 472,827	$ 120,956
Capitalized interest	6,700	1,605
Non-cash interest expense	(880)	(330)
Total interest	**$ 478,647**	**$ 122,231**
EBITDA	$ 1,550,349	$ 429,253
Interest coverage ratio[(4)]	**3.24x**	**3.51x**
Adjusted EBITDA	$ **1,681,383**	$ **435,047**
Adjusted Interest coverage ratio	**3.51x**	**3.56x**
Fixed Charge Coverage Ratios		
Total interest[(2)]	$ 478,647	$ 122,231
Secured debt principal amortization	60,341	15,455
Preferred dividends	66,088	16,353
Total fixed charges	**$ 605,076**	**$ 154,039**
EBITDA	$ 1,550,349	$ 429,253
Fixed charge coverage ratio[(5)]	**2.56x**	**2.79x**
Adjusted EBITDA	$ **1,681,383**	$ **435,047**
Adjusted Fixed charge coverage ratio	**2.78x**	**2.82x**
Net Debt to EBITDA Ratios		
Total debt		$ 10,941,475
Less: cash and cash equivalents[(6)]		(185,928)
Net debt		**$ 10,755,547**
EBITDA Annualized		1,717,012
Net debt to EBITDA ratio		**6.26x**
Adjusted EBITDA Annualized		$ 1,740,188
Net debt to Adjusted EBITDA ratio		**6.18x**

Notes:

(1) Please see discussion of Supplemental Reporting Measures on page 23.

(2) Interest expense and depreciation and amortization include discontinued operations.

(3) Represents timing adjustments for acquisitions, dispositions, construction conversions and segment transitions for the relevant periods.

(4) A comparable covenant in our senior unsecured notes is a minimum of 1.50 times for the twelve months ended.

(5) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a minimum of 1.50 times for the twelve months ended.

(6) Includes IRC section 1031 deposits, if any.

(amounts in thousands except per share data)

Leverage and Current Capitalization

		Consolidated	% of Total
Book Capitalization			
Lines of credit	$	562,000	2.5%
Long-term debt obligations(1)		10,379,475	46.0%
Debt to consolidated book capitalization(2)		**10,941,475**	**48.5%**
Total equity		11,622,726	51.5%
Consolidated book capitalization	**$**	**22,564,201**	**100.0%**
Joint venture debt, net(3)		360,951	
Total book capitalization	**$**	**22,925,152**	
Undepreciated Book Capitalization			
Lines of credit	$	562,000	2.3%
Long-term debt obligations(1)		10,379,475	41.2%
Debt to consolidated undepreciated book capitalization		**10,941,475**	**43.5%**
Accumulated depreciation and amortization		2,617,026	10.3%
Total equity		11,622,726	46.2%
Consolidated undepreciated book capitalization	**$**	**25,181,227**	**100.0%**
Joint venture debt, net(3)		360,951	
Total undepreciated book capitalization	**$**	**25,542,178**	
Enterprise Value			
Lines of credit	$	562,000	1.9%
Long-term debt obligations(1)		10,379,475	35.0%
Debt to consolidated enterprise value		**10,941,475**	**36.9%**
Common shares outstanding		291,084	
Period end share price		$59.60	
Common equity market capitalization		**17,348,631**	**58.5%**
Noncontrolling interests		362,542	1.2%
Preferred stock		1,006,250	3.4%
Consolidated enterprise value	**$**	**29,658,898**	**100.0%**
Joint venture debt, net(3)		360,951	
Total enterprise value	**$**	**30,019,849**	
Secured Debt as % of Total Assets(4)			
Secured debt(1)	**$**	**2,917,314**	**12.6%**
Total assets	$	23,211,042	
Total Debt as % of Total Assets(5)			
Total debt(1)	**$**	**10,941,475**	**47.1%**
Total assets	$	23,211,042	
Unsecured Debt as % of Unencumbered Assets(6)			
Unsecured debt(1)	**$**	**7,945,090**	**43.1%**
Unencumbered assets	$	18,443,494	

Notes:

(1) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on our balance sheet.

(2) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%.

(3) Net of HCN's share of unconsolidated debt and minority partners' share of HCN consolidated debt. See page 20.

(4) A comparable covenant in our senior unsecured notes is a maximum of 40%. A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 30%.

(5) A comparable covenant in our senior unsecured notes is a maximum of 60%.

(6) A comparable covenant in our primary unsecured line of credit arrangement and Canadian denominated term loan is a maximum of 60%. A comparable covenant in our senior unsecured notes is a maximum of 66.7%.

(dollars in thousands at HCN pro rata ownership)

Revenue and Lease Maturity

	Rental Income[1]								
Year	Seniors Housing Triple-net	Skilled Nursing / Post-Acute	Hospitals	Medical Office	Total Rental Income	Interest Income[2]	Total Revenues[3]	% of Total
2014	-	4,812	-	9,056	13,868	223	14,091	1.1%
2015	-	-	-	14,592	14,592	593	15,185	1.2%
2016	-	-	-	17,816	17,816	6,909	24,725	1.9%
2017	12,581	3,162	-	27,196	42,939	2,530	45,469	3.6%
2018	37,398	-	-	19,764	57,162	4,414	61,576	4.8%
2019	-	-	-	20,098	20,098	224	20,322	1.6%
2020	13,356	-	-	19,600	32,956	2,047	35,003	2.8%
2021	11,002	24,374	-	22,021	57,397	1,100	58,497	4.6%
2022	559	40,136	-	38,807	79,502	454	79,956	6.3%
2023	4,675	1,085	1,979	23,208	30,947	1,881	32,828	2.6%
Thereafter	422,662	279,472	88,552	80,152	870,838	12,000	882,838	69.5%
	$ 502,233	$ 353,041	$ 90,531	$ 292,310	$ 1,238,115	$ 32,375	$ 1,270,490	100.0%

Notes:

(1) Rental income represents annualized base rent for effective lease agreements. The amounts are derived from the current contracted monthly base rent including straight-line for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges or the amortization of above/below market lease intangibles. Excludes all assets held for sale.

(2) Reflects contract rate of interest for loans, net of collectability reserves if applicable.

(3) Weighted-average lease/loan maturities are as follows:

Seniors housing triple-net	12	years
Skilled nursing/post-acute	14	years
Hospitals	13	years
Medical office buildings	8	years
Total	11	years

(dollars in thousands and represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet)

Debt Maturities and Principal Payments

Year	Lines of Credit[1]	Senior Notes[2,3,4]	Secured Debt	Consolidated Debt[5]	% of Total	HCN share of unconsolidated debt	Less: minority partner share of consolidated debt	Combined Debt	% of Total
2014	$ -	$ -	$ 190,986	$ 190,986	1.8%	$ 43,521	$ 16,614	$ 217,893	1.9%
2015	-	250,000	403,141	653,141	6.0%	245,408	51,907	846,642	7.5%
2016	-	926,142	381,659	1,307,801	12.0%	71,260	21,815	1,357,246	12.1%
2017	-	450,000	324,102	774,102	7.1%	51,725	25,083	800,744	7.1%
2018	562,000	950,000	429,473	1,941,473	17.9%	41,240	18,911	1,963,802	17.5%
2019	-	600,000	364,657	964,657	8.9%	35,289	10,101	989,845	8.8%
2020	-	450,000	123,135	573,135	5.3%	11,125	19,710	564,550	5.0%
Thereafter	-	3,792,232	658,804	4,451,036	41.0%	80,332	54,808	4,476,560	40.1%
Totals	**$ 562,000**	**$ 7,418,374**	**$ 2,875,957**	**$ 10,856,331**	**100%**	**$ 579,900**	**$ 218,949**	**$ 11,217,282**	**100%**
Weighted Avg Interest Rate[6]	1.3%	4.4%	5.1%	4.4%		4.8%	4.3%	4.4%	
Weighted Avg Maturity Years[7]	4.0	8.8	6.2	7.9		3.7	6.4	7.7	

Fixed and Floating Rate Debt

	Consolidated Debt	% of Consolidated	Combined Debt	% of Combined
Fixed Rate Debt				
Senior notes	$ 6,692,232	61.6%	$ 6,692,232	59.7%
Secured debt	2,652,337	24.4%	2,900,446	25.9%
Total fixed	**$ 9,344,569**	**86.0%**	**$ 9,592,678**	**85.6%**
Floating Rate Debt				
Lines of credit	$ 562,000	5.2%	$ 562,000	5.0%
Senior notes	726,142	6.7%	726,142	6.5%
Secured debt	223,620	2.1%	336,462	2.9%
Total floating	**$ 1,511,762**	**14.0%**	**$ 1,624,604**	**14.4%**
Total debt	**$ 10,856,331**	**100.0%**	**$ 11,217,282**	**100.0%**

Notes:

(1) The primary unsecured line of credit has capacity of $2.25 billion with remaining availability of $1.7 billion as of March 31, 2014, and matures on March 31, 2017 (with an option to extend for an additional year at our discretion).
(2) 2016 amounts include a $250.0 million Canadian denominated unsecured term loan (approximately $226.0 million USD at exchange rates on March 31, 2014). The loan matures on July 27, 2015 and includes an option to extend for an additional year at our discretion.
(3) 2018 amounts include a $500.0 million term loan. The loan matures on March 31, 2016 and includes an option to extend for an additional two years at our discretion. The interest on the loan is 1-month LIBOR +135bps.
(4) Thereafter includes £550 million of 4.8% senior unsecured notes (approximately $917.1 million USD at exchange rates on March 31, 2014). The notes mature on November 20, 2028.
(5) Excludes capital lease obligations of $84.4 million, of which $8.4 million mature in April 2015, $1.4 million mature in October 2018, $1.3 million mature in August 2019 and $71.5 million mature in April 2023.
(6) The interest rate on the primary line of credit is 1-month LIBOR + 117.5 bps. Senior notes and secured debt average interest rate represents the face value note rate.
(7) $275 million of convertible senior notes are puttable/callable on December 1, 2014. Weighted average maturities would be 8.2 years and 7.4 years for senior notes and consolidated debt, respectively, using the earlier date.

Age: Current year, less the year built, adjusted for major renovations.

Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements and 3) leasing commissions paid to third party leasing agents to secure new tenants.

CCRC: Continuing care retirement communities include a combination of detached homes, an independent living facility, an assisted living facility and/or a skilled nursing facility on one campus. Resident payment plans vary, but can include entrance fees, condominium fees and rental fees. Many of these communities also charge monthly maintenance fees in exchange for a living unit, meals and some health services.

Committed Balance: Represents investment balance plus unfunded construction commitments for which initial funding has commenced at HCN pro rata ownership percentage.

Construction Conversion: Represents completed construction projects that were placed into service and began earning rent.

EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.

EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.

EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property's ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.

Entrance Fee: A leased property where the resident pays a substantial upfront fee and an ongoing monthly service fee for the right to occupy a unit. Typically, a portion of the upfront fee is refundable.

Health System-Affiliated: Properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.

Hospitals: Hospitals generally include acute care hospitals, inpatient rehabilitation hospitals and long-term acute care hospitals. Acute care hospitals provide a wide range of inpatient and outpatient services, including, but not limited to, surgery, rehabilitation, therapy and clinical laboratories. Long-term acute care hospitals provide inpatient services for patients with complex medical conditions who require more intensive care, monitoring or emergency support than that available in most skilled nursing facilities.

Investment Amount:
Acquisitions – Represents purchase price excluding accounting adjustments pursuant to U.S. GAAP at HCN pro rata ownership percentage.
Construction conversion – Represents book balance converted from CIP to real property upon completion.
Capital improvements to existing properties – Represents revenue generating cash funded to triple-net tenants under an existing lease.
Loan advances – Represents cash funded to operators under an existing loan agreement.

Investment Balance: Represents net book value of real estate investments at HCN pro rata ownership percentage.

Life Science: Life science buildings are laboratory and office facilities, often located near universities, specifically constructed and designed for use by biotechnology and pharmaceutical companies.

Medical Office: Medical office buildings are office and clinic facilities, often located near hospitals or on hospital campuses, specifically constructed and designed for use by physicians and other health care personnel to provide services to their patients. They may also include ambulatory surgery centers that are used for general or specialty surgical procedures not requiring an overnight stay in a hospital. Medical office buildings typically contain sole and group physician practices and may provide laboratory and other patient services.

MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat.

Occupancy: Medical office occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information.

Renewal Rate: The ratio of total renewed square feet to total square feet expiring and available for lease.

Renewed Square Feet: Square feet expiring during the reporting period upon which a lease is executed by the current occupant.

Seniors Housing Operating: Includes independent, assisted living, and dementia care properties structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.

Seniors Housing Triple-net: Includes independent, assisted living, and dementia care properties subject to triple-net operating leases and real estate loans receivable.

Skilled Nursing/Post-Acute: Skilled nursing facilities are licensed daily rate or rental properties where the majority of individuals require 24-hour nursing and/or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. All facilities offer some level of rehabilitation services. Some facilities offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation, which focus on higher acuity patients.

Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.

Stable: Generally, a property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.10x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Excludes entrance fee properties.

Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Yield: Represents annualized contractual or projected income to be received in cash divided by investment amount for acquisitions/joint ventures, loan advances, capital improvements and construction conversions. Represents annualized contractual income that was being received in cash at date of disposition divided by book balance for dispositions.

The company believes that net income, as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers EBITDA, REVPOR, NOI and SSCNOI to be useful supplemental measures of its operating performance.

REVPOR represents the average revenues generated per occupied room per month at the company's seniors housing properties. It is calculated as total revenues divided by average monthly occupied room days. The company uses REVPOR to evaluate the revenue-generating capacity and profit potential of its seniors housing portfolio independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the company's seniors housing portfolio.

NOI is used to evaluate the operating performance of the company's properties. The company defines NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our seniors housing operating and medical facility properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. SSCNOI is used to evaluate the cash-based operating performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. For purposes of SSCNOI, same store is generally defined as those revenue-generating properties in the portfolio for the reporting period Jaunary 1, 2013 to March 31, 2014. Entrance fee communities and any properties acquired, developed, transitioned, sold or classified as held for sale during that period are excluded from the same store amounts. The company believes NOI and SSCNOI provide investors relevant and useful information because they measure the operating performance of the company's properties at the property level on an unleveraged basis. The company uses NOI and SSCNOI to make decisions about resource allocations and to assess the property level performance of our properties.

EBITDA stands for earnings before interest, taxes, depreciation and amortization. Covenants in our primary line of credit arrangement, senior unsecured notes and Canadian denominated term loan contain financial ratios based on a definition of EBITDA that is specific to those agreements. Failure to satisfy these covenants could result in an event of default that could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our consolidated results of operations, liquidity and/or financial condition. Due to the materiality of these debt agreements and the financial covenants, we have defined EBITDA to include adjustments for stock-based compensation expense, provision for loan losses and gains/losses on extinguishment of debt. Adjusted EBITDA represents EBITDA (as defined) adjusted for transactions costs, gains/losses/impairments on properties, gains/losses on derivatives and timing adjustments for intraquarter investment activity.

We believe that EBITDA and Adjusted EBITDA, along with net income and cash flow provided from operating activities, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily utilize EBITDA and Adjusted EBITDA to measure our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred dividends.

The company's supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company's management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. EBITDA (as defined) is also used to determine our compliance with financial covenants in our primary line of credit arrangement, senior unsecured notes, and Canadian denominated term loan and is not being presented for use by investors for any other purpose. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.

Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

(dollars in thousands, except REVPOR)

Non-GAAP Reconciliations

NOI Reconciliation:	1Q13	2Q13	3Q13	4Q13	1Q14
Net operating income[1]	$ 397,563	$ 417,700	$ 449,030	$ 461,050	$ 466,463
Reconciling items:					
Interest expense[2]	(110,734)	(110,848)	(116,537)	(124,485)	(120,956)
Depreciation and amortization[2]	(187,122)	(200,477)	(242,981)	(243,380)	(233,318)
General & administrative expenses	(27,179)	(23,902)	(28,718)	(28,519)	(32,865)
Transaction costs	(65,980)	(28,136)	(23,591)	(15,693)	(952)
Gain (loss) on derivatives, net	(2,309)	2,716	(4,872)	(6)	-
Gain (loss) on extinguishment of debt, net	308	-	4,068	(3,467)	148
Provision for loan losses	-	-	-	(2,110)	-
Income tax benefit (expense)	(2,763)	(1,215)	(3,077)	(435)	(2,260)
Non-operating expenses from unconsolidated entities & noncontrolling interests	(12,477)	(18,660)	(4,424)	(9,194)	(11,060)
Gain (loss) on sales of properties, net	82,492	(29,997)	4,707	(8,064)	-
Preferred dividends	(16,602)	(16,602)	(16,602)	(16,531)	(16,353)
Loss (income) attributable to noncontrolling interests	(139)	913	3,688	2,307	1,175
	(342,505)	(426,208)	(428,339)	(449,577)	(416,441)
Net income (loss) attributable to common stockholders	$ 55,058	$ (8,508)	$ 20,691	$ 11,473	$ 50,022

Seniors Housing Operating REVPOR Reconciliation:	1Q13	2Q13	3Q13	4Q13	1Q14
Consolidated revenues less interest income	$ 328,081	$ 370,995	$ 466,296	$ 452,030	$ 456,319
Interest income	757	-	-	-	-
Unconsolidated revenues attributable to HCN[3]	50,884	54,222	23,511	24,619	28,001
Less revenues attributable to noncontrolling interests[4]	(22,462)	(27,947)	(32,109)	(28,136)	(27,955)
Total revenues at HCN pro rata ownership	$ 357,260	$ 397,270	$ 457,698	$ 448,513	$ 456,365
Less interest income	(757)	-	-	-	-
Less revenues attributable to transitioned properties[5]	-	-	(22,639)	-	-
Less non U.S. revenues	(81,499)	(99,482)	(125,387)	(130,478)	(129,478)
Total U.S. revenues	275,004	297,788	309,672	318,035	326,887
Average occupied units/month[6]	16,758	17,294	16,432	16,649	17,010
REVPOR/month	$ 5,546	$ 5,755	$ 6,231	$ 6,316	$ 6,495

Notes:

(1) See page 16.

(2) Includes amounts related to discontinued operations.

(3) Represents HCN's interest in joint venture properties in which HCN is the minority partner.

(4) Represents minority partners' share in joint venture properties in which HCN is the majority partner.

(5) Represents revenues associated with properties transitioned to the seniors housing triple-net segment during the quarter.

(6) Average occupied units decrease in 3Q13 is due to properties transitioned to the seniors housing triple-net segment.

(dollars in thousands at HCN pro rata ownership)

NAV NOI Reconciliation

	Seniors housing triple-net	Skilled nursing/post-acute	Senior housing operating	Medical office	Hospital	Life science	Corporate / other	Total
Current quarter:								
Revenues	$ 129,531	$ 90,088	$ 456,365	$ 98,977	$ 25,157	$ 10,977	$ 15	$ 811,110
Property operating expenses	-	-	308,054	32,509	242	3,842	-	344,647
Net operating income[1]	**$ 129,531**	**$ 90,088**	**$ 148,311**	**$ 66,468**	**$ 24,915**	**$ 7,135**	**$ 15**	**$ 466,463**
Adjust:								
Interest Income	(3,815)	(1,625)	-	(873)	(2,281)	-	-	(8,594)
Other Income	(102)	(19)	(50)	(295)	(22)	-	(15)	(503)
Held for sale & discontinued operations	-	(583)	-	-	-	-	-	(583)
Non-Cash NOI	(5,808)	(6,982)	(896)	(2,254)	(433)	(465)	-	(16,838)
Timing Adjustments[2]	568	-	3,823	451	-	-	-	4,842
NAV NOI at HCN ownership %	**$ 120,374**	**$ 80,879**	**$ 151,188**	**$ 63,497**	**$ 22,179**	**$ 6,670**	**$ -**	**$ 444,787**
Annualized NAV NOI at HCN ownership %	**$ 481,496**	**$ 323,516**	**$ 604,752**	**$ 253,988**	**$ 88,716**	**$ 26,680**	**$ -**	**$ 1,779,148**

Notes:

(1) See pages 16 and 24.

(2) Represents timing adjustments for current quarter acquisitions, construction conversions and segment transitions.

(dollars in thousands at HCN pro rata ownership)

Same Store Cash NOI Reconciliation

	1Q13	2Q13	3Q13	4Q13	1Q14
Seniors housing triple-net					
NOI	$ 102,289	$ 103,912	$ 114,735	$ 127,421	$ 129,531
Non-cash NOI on same store properties	(2,196)	(2,026)	(1,809)	(1,458)	(1,432)
NOI attributable to non-same store properties	(15,582)	(17,257)	(27,155)	(39,627)	(40,823)
SSCNOI	84,511	84,629	85,771	86,336	87,276
Skilled nursing/post-acute					
NOI	88,981	90,529	89,294	89,816	90,088
Non-cash NOI on same store properties	(7,524)	(6,656)	(6,803)	(6,868)	(6,803)
NOI attributable to non-same store properties	(6,500)	(6,703)	(5,273)	(5,727)	(6,052)
SSCNOI	74,957	77,170	77,218	77,221	77,233
Seniors housing operating					
NOI	112,317	129,711	152,733	146,699	148,311
Non-cash NOI on same store properties	286	52	510	194	280
NOI attributable to non-same store properties	(12,753)	(19,563)	(25,571)	(16,157)	(19,111)
Same store cash NOI pre-HCN ownership[1]	16,394	14,213	989	12	-
Normalizing adjustments[2]	3,473	2,434	2,643	1,085	(39)
SSCNOI	119,717	126,847	131,304	131,833	129,441
Hospitals					
NOI	21,133	23,264	22,606	24,853	24,915
Non-cash NOI on same store properties	(297)	(240)	(199)	(237)	(220)
NOI attributable to non-same store properties	(1,582)	(3,580)	(2,923)	(5,120)	(5,058)
SSCNOI	19,254	19,444	19,484	19,496	19,637
Medical Office					
NOI	65,386	63,006	61,966	64,854	66,468
Non-cash NOI on same store properties	(2,636)	(2,208)	(2,475)	(1,758)	(1,578)
NOI attributable to non-same store properties	(6,604)	(4,608)	(4,011)	(6,455)	(7,879)
SSCNOI	56,146	56,190	55,480	56,641	57,011
Life Science					
NOI	7,376	7,114	7,664	7,388	7,135
Non-cash NOI on same store properties	(458)	(447)	(605)	(520)	(465)
SSCNOI	6,918	6,667	7,059	6,868	6,670
Corporate					
NOI	81	164	32	19	15
NOI attributable to non-same store properties	(81)	(164)	(32)	(19)	(15)
SSCNOI	-	-	-	-	-
Total					
NOI	397,563	417,700	449,030	461,050	466,463
Non-cash NOI on same store properties	(12,825)	(11,525)	(11,381)	(10,647)	(10,218)
NOI attributable to non-same store properties	(43,102)	(51,875)	(64,965)	(73,105)	(78,938)
Same store cash NOI pre-HCN ownership	16,394	14,213	989	12	-
Normalizing Adjustments	3,473	2,434	2,643	1,085	(39)
SSCNOI	$ 361,503	$ 370,947	$ 376,316	$ 378,395	$ 377,268

Notes :

(1) Includes NOI for certain Sunrise properties that were not owned by HCN for part of January 2013. Also includes the majority partner's share of NOI for certain Sunrise properties in which HCN previously had a minority interest but owned 100% in 1Q14.

(2) Includes adjustments to normalize management fees at the contractual rate, adjustments to translate Canadian properties at a USD/CAD rate of 1.01, and adjustments to translate UK properties at a GBP/USD rate of 1.60.

Forward-Looking Statements and Risk Factors

This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company's opportunities to acquire, develop or sell properties; the company's ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company's operators/tenants and properties; the company's expected occupancy rates; the company's ability to declare and to make distributions to shareholders; the company's investment and financing opportunities and plans; the company's continued qualification as a real estate investment trust ("REIT"); the company's ability to access capital markets or other sources of funds; and the company's ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company's actual results to differ materially from the company's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company's properties; the company's ability to re-lease space at similar rates as vacancies occur; the company's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company's properties; changes in rules or practices governing the company's financial reporting; the movement of U.S. and foreign currency exchange rates; the company's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company's reports filed from time to time with the Securities and Exchange Commission. Finally, the company assumes no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, earnings press release dated May 8, 2014 and other information filed with, or furnished to, the Securities and Exchange Commission ("SEC"). The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.hcreit.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

HEALTHCARE REIT™

4500 Dorr Street
Toledo, Ohio 43615-4040
www.hcreit.com